UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2026

RMG ML Sports Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43340	98-1904489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Tahoe Blvd STE 802 PMB 45
Incline Village, NV 89451

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 204-1489

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of the Company’s initial business combination	SHOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SHOT	The Nasdaq Stock Market LLC
One right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of the Company’s initial business combination	SHOTR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 13, 2026, RMG ML Sports Holdings (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), and rights (the “Rights”) included in the Units commencing on or about July 17, 2026. Each Unit consists of one Ordinary Share and one right to receive one-eighth (1/8) of one Ordinary Share upon the consummation of an initial business combination. Any Units not separated will continue to trade on The Nasdaq Global Market under the symbol “SHOTU”, and the Ordinary Shares and Rights will separately trade on The Nasdaq Global Market under the symbols “SHOT” and “SHOTR”, respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Rights.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMG ML SPORTS HOLDINGS

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	Chief Financial Officer and President

Dated: July 13, 2026

2